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                                  EXHIBIT 11.1


                       THE COAST DISTRIBUTION SYSTEM, INC.
                        Computation of Earnings Per Share
                             Quarter Ended March 31,

                                                        2000
                                                        ----

                                                             Income             Shares           Per-Share
                                                          (Numerator)        (Denominator)         Amount
                                                          -----------      -----------------  ----------------
Net earnings                                                $413,000
                                                            --------

Net earnings available to common shareholders               $413,000
                                                            ========

Basic and diluted earnings per share                        $413,000            4,314,804          $0.10
                                                            ========            =========          =====

                                                        1999
                                                        ----

                                                             Income             Shares           Per-Share
                                                          (Numerator)        (Denominator)         Amount
                                                          -----------      -----------------  ----------------
Net earnings                                                $340,000
Dividends paid on preferred stock of subsidiary               (2,000)
                                                            --------

Net earnings available to common shareholders               $338,000
                                                            ========

Basic and diluted earnings per share                        $338,000            5,143,526          $0.07
                                                            ========            =========          =====